PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Corporate Communications (831) 458-7537

Plantronics Announces Third Quarter Fiscal 2015 Financial Results
Revenue Exceeds & Earnings Per Share Meets Guidance; 10% Enterprise Revenue Growth, Record Operating Income

SANTA CRUZ, CA - January 26, 2015 - Plantronics, Inc. (NYSE: PLT) today announced third quarter fiscal year 2015 results. Highlights of the quarter include the following (comparisons are against the third quarter of fiscal year 2014):

•	Net revenues were $231.8 million compared with $212.7 million.

•	GAAP gross margin was 51.7% compared with 51.9%

◦	Non-GAAP gross margin was 52.0% compared with 52.2%.

•	GAAP operating income was $40.6 million compared with $37.8 million.

◦	Non-GAAP operating income was $48.1 million compared with 43.9 million

•	GAAP diluted earnings per share (“EPS”) was $0.71 compared with $0.80, and within our guidance of $0.64 to $0.72.

◦	Non-GAAP diluted EPS was $0.79 compared with $0.76, and within our guidance of $0.77 to $0.85.

Q3 Fiscal Year 2015 GAAP Results

	Q3 2015		Q3 2014		Change (%)
Net revenues	$231.8	million	$212.7	million	9.0%
Operating income	$40.6	million	$37.8	million	7.4%
Operating margin	17.5%		17.8%
Diluted EPS	$0.71		$0.80		(11.3)%

Q3 Fiscal Year 2015 Non-GAAP Results

	Q3 2015		Q3 2014		Change (%)
Operating income	$48.1	million	$43.9	million	9.6%
Operating margin	20.8%		20.7%
Diluted EPS	$0.79		$0.76		3.9%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Strength in both Enterprise & Consumer contributed to another quarter of solid top line growth,” stated Ken Kannappan, President & CEO. “We believe our overall competitive position is as strong as ever; our recently introduced products are getting an enthusiastic reaction and we have an excellent portfolio to launch throughout the year.”
“We achieved record operating income, and our operating margins were solidly in our long-term target range. We are pleased to meet our earnings per share guidance despite a material impact from an unfavorable currency headwind,” said Pam Strayer, Senior Vice President and Chief Financial Officer. “We’ll continue to manage the company with a focus on strengthening our operating margins and strategically investing for growth.”
Enterprise net revenues increased 10% to $161.6 million in the third quarter of fiscal year 2015 compared with $146.6 million in the third quarter of fiscal year 2014, driven by the strength of Enterprise Core and UC revenues. Net revenues from UC products, a subset of Enterprise, grew by 24% to $53.5 million in the third quarter of fiscal year 2015 compared with $43.2 million in the third quarter of fiscal year 2014.
Consumer net revenues were $70.2 million in the third quarter of fiscal year 2015, up 6% from $66.1 million in the third quarter of fiscal year 2014, driven by strong Bluetooth headset sales.
Dividend Announcement
We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on March 10, 2015 to all shareholders of record as of the close of business on February 20, 2015.
Business Outlook
The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.
We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.
Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.
Subject to the foregoing, we currently expect the following range of financial results for the fourth quarter of fiscal year 2015:

•	Net revenues of $205 million to $215 million;

•	GAAP operating income of $32 million to $37 million;

•	Non-GAAP operating income of $40 million to $45 million, excluding the impact of $8 million from stock-based compensation and purchase accounting amortization from GAAP operating income;

•	Assuming approximately 43 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.55 to $0.63;

•	Non-GAAP diluted EPS of $0.67 to $0.75; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.12 per diluted share.
Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.
Conference Call Scheduled to Discuss Financial Results
We have scheduled a conference call to discuss third quarter fiscal year 2015 results. The conference call will take place today, January 26, 2015, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.
A replay of the call with the conference ID #46306125 will be available until February 28, 2015 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.
A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes from non-GAAP operating income, non-GAAP gross margin and non-GAAP diluted EPS. We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) the strength of our competitive position, (ii) expectations regarding product introductions throughout the year, (iii) our management of the company including our focus on operating margins and strategic investments, (iv) our expectations regarding earnings and revenue growth, (v) our estimates of GAAP and non-GAAP financial results for the fourth quarter of fiscal year 2015, including net revenues, operating income and diluted EPS, (vi) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the fourth quarter of fiscal year 2015, and (vii) our estimate of weighted average shares outstanding for the fourth quarter of fiscal year 2015, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by applicable law.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Adverse or uncertain economic conditions;

•	The volume and timing of orders we receive during each quarter;

•	Competition;

•	New product introductions and product transitions;

•	Changes in product mix and geographic sales mix

•
Our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or third party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
fluctuations in customer demand and failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the impact of accounting changes, including changes in revenue recognition as a result of incorporating software features and functionality in our products;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, litigation or other contingencies and fluctuations in our corporate tax rate; and

•	seasonality in one or more of our business segments.
For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 16, 2014, and other filings with the Securities and Exchange Commission, as well as our recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.
Financial Summaries
The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Financial Summaries
The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net revenues	$231,781	$212,739	$664,248	$609,537
Cost of revenues	111,865	102,412	311,795	293,964
Gross profit	119,916	110,327	352,453	315,573
Gross profit %	51.7%	51.9%	53.1%	51.8%

Research, development and engineering	22,991	21,018	69,280	62,328
Selling, general and administrative	57,977	51,467	174,756	148,071
Gain from litigation settlements	(1,666)	—	(7,816)	—
Restructuring and other related charges	—	—	—	547
Total operating expenses	79,302	72,485	236,220	210,946
Operating income	40,614	37,842	116,233	104,627
Operating income %	17.5%	17.8%	17.5%	17.2%

Interest and other income (expense), net	(2,018)	186	(1,683)	59
Income before income taxes	38,596	38,028	114,550	104,686
Income tax expense	8,212	3,645	28,073	20,212
Net income	$30,384	$34,383	$86,477	$84,474

% of net revenues	13.1%	16.2%	13.0%	13.9%

Earnings per common share:
Basic	$0.73	$0.81	$2.07	$1.98
Diluted	$0.71	$0.80	$2.03	$1.94

Shares used in computing earnings per common share:
Basic	41,901	42,441	41,780	42,647
Diluted	42,700	43,228	42,674	43,554

Effective tax rate	21.3%	9.6%	24.5%	19.3%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	December 31,	March 31,
	2014	2014
ASSETS
Cash and cash equivalents	$280,350	$232,704
Short-term investments	90,647	102,717
Total cash, cash equivalents and short-term investments	370,997	335,421
Accounts receivable, net	157,322	138,301
Inventory, net	57,724	57,132
Deferred tax assets	11,349	11,776
Other current assets	25,597	13,657
Total current assets	622,989	556,287
Long-term investments	112,796	100,342
Property, plant and equipment, net	139,292	134,402
Goodwill and purchased intangibles, net	16,140	16,165
Other assets	3,173	4,619
Total assets	$894,390	$811,815
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$33,151	$30,756
Accrued liabilities	65,598	66,851
Total current liabilities	98,749	97,607
Long-term income taxes payable	13,814	12,719
Other long-term liabilities	5,662	2,825
Total liabilities	118,225	113,151
Stockholders' equity	776,165	698,664
Total liabilities and stockholders' equity	$894,390	$811,815

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net Income	$30,384	$34,383	$86,477	$84,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,887	3,780	13,975	11,671
Stock-based compensation	7,430	6,043	21,122	16,996
Provision for excess and obsolete inventories	427	1,138	992	4,419
Deferred income taxes	(115)	(4,763)	1,654	530
Excess tax benefit from stock-based compensation	(1,304)	(348)	(2,988)	(4,434)
Other operating activities	1,588	145	484	1,345
Changes in assets and liabilities:
Accounts receivable, net	(16,847)	(9,621)	(18,479)	(6,539)
Inventory, net	4,199	1,417	(920)	(3,135)
Current and other assets	(1,749)	1,485	(4,680)	826
Accounts payable	(5,763)	(2,772)	2,395	(10,339)
Accrued liabilities	11,235	5,273	3,464	1,388
Income taxes	(6,027)	(1,644)	(3,120)	(5,080)
Cash provided by operating activities	28,345	34,516	100,376	92,122

Cash flows from investing activities
Purchase of investments	(73,532)	(65,482)	(172,757)	(181,836)
Proceeds from maturities of investments	20,900	40,240	102,175	95,210
Proceeds from sale of investments	51,613	24,552	72,564	89,682
Acquisitions, net of cash acquired	—	—	(150)	—
Capital expenditures	(5,795)	(10,444)	(19,214)	(37,657)
Cash provided by (used for) investing activities	(6,814)	(11,134)	(17,382)	(34,601)

Cash flows from financing activities
Repurchase of common stock	(8,526)	(29,441)	(27,443)	(56,754)
Proceeds from issuances under stock-based compensation plans	6,397	962	17,821	19,599
Employees' tax withheld and paid for restricted stock and restricted stock units	(1,071)	(1,645)	(7,306)	(6,014)
Payment of cash dividends	(6,460)	(4,340)	(19,296)	(13,105)
Excess tax benefit from stock-based compensation	1,304	348	2,988	4,434
Cash used for financing activities	(8,356)	(34,116)	(33,236)	(51,840)

Effect of exchange rate changes on cash and cash equivalents	(1,054)	288	(2,112)	1,077
Net increase (decrease) in cash and cash equivalents	12,121	(10,446)	47,646	6,758
Cash and cash equivalents at beginning of period	268,229	245,980	232,704	228,776
Cash and cash equivalents at end of period	$280,350	$235,534	$280,350	$235,534

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
GAAP Gross profit	$119,916	$110,327	$352,453	$315,573
Stock-based compensation	685	686	1,888	1,859
Accelerated depreciation	—	—	—	261
Lease termination charges	—	—	—	1,388
Non-GAAP Gross profit	$120,601	$111,013	$354,341	$319,081
Non-GAAP Gross profit %	52.0%	52.2%	53.3%	52.3%

GAAP Research, development and engineering	$22,991	$21,018	$69,280	$62,328
Stock-based compensation	(2,068)	(1,688)	(5,934)	(4,708)
Accelerated depreciation	—	—	—	(200)
Lease termination charges	—	—	—	(21)
Purchase accounting amortization	(64)	(50)	(175)	(150)
Non-GAAP Research, development and engineering	$20,859	$19,280	$63,171	$57,249

GAAP Selling, general and administrative	$57,977	$51,467	$174,756	$148,071
Stock-based compensation	(4,677)	(3,669)	(13,300)	(10,428)
Lease termination charges	—	—	—	(45)
Purchase accounting amortization	—	—	—	(106)
Non-GAAP Selling, general and administrative	$53,300	$47,798	$161,456	$137,492

GAAP Operating expenses	$79,302	$72,485	$236,220	$210,946
Stock-based compensation	(6,745)	(5,357)	(19,234)	(15,136)
Accelerated depreciation	—	—	—	(200)
Lease termination charges	—	—	—	(66)
Purchase accounting amortization	(64)	(50)	(175)	(256)
Restructuring and other related charges	—	—	—	(547)
Non-GAAP Operating expenses	$72,493	$67,078	$216,811	$194,741

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2014		2013		2014		2013
GAAP Operating income	$40,614		$37,842		$116,233		$104,627
Stock-based compensation	7,430		6,043		21,122		16,995
Accelerated depreciation	—		—		—		461
Lease termination charges	—		—		—		1,454
Purchase accounting amortization	64		50		175		256
Restructuring and other related charges	—		—		—		547
Non-GAAP Operating income	$48,108		$43,935		$137,530		$124,340

GAAP Net income	$30,384		$34,383		$86,477		$84,474
Stock-based compensation	7,430		6,043		21,122		16,995
Accelerated depreciation	—		—		—		461
Lease termination charges	—		—		—		1,454
Purchase accounting amortization	64		50		175		256
Restructuring and other related charges	—		—		—		547
Income tax effect of above items	(2,204)		(1,799)		(6,254)		(5,760)
Income tax effect of unusual tax items	(2,028)	(1)	(5,621)	(2)	(2,375)	(1)	(6,782)	(2)
Non-GAAP Net income	$33,646		$33,056		$99,145		$91,645

GAAP Diluted earnings per common share	$0.71		$0.80		$2.03		$1.94
Stock-based compensation	0.18		0.14		0.49		0.39
Accelerated depreciation	—		—		—		0.01
Lease termination charges	—		—		—		0.03
Restructuring and other related charges	—		—		—		0.02
Income tax effect	(0.10)		(0.18)		(0.20)		(0.29)
Non-GAAP Diluted earnings per common share	$0.79		$0.76		$2.32		$2.10

Shares used in diluted earnings per common share calculation	42,700		43,228		42,674		43,554

(1)	Excluded amount represents tax benefits from the release of tax reserves and the impact of tax law changes.
(2)	Excluded amount represents tax benefits from release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. .

Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses and charges from non-GAAP operating income, non-GAAP operating margin and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115	Q215	Q315
GAAP Gross profit	$105,632	$99,614	$110,327	$111,055	$114,710	$117,827	119,916
Stock-based compensation	535	638	686	695	535	668	685
Accelerated depreciation	220	41	—	—	—	—	—
Lease termination charges	262	1,126	—	—	—	—	—
Non-GAAP Gross profit	$106,649	$101,419	$111,013	$111,750	$115,245	$118,495	120,601
Non-GAAP Gross profit %	52.6%	52.3%	52.2%	53.5%	53.2%	54.9%	52.0%

GAAP Operating expenses	$69,683	$68,778	$72,485	$75,558	$76,949	$79,969	79,302
Stock-based compensation	(4,452)	(5,327)	(5,357)	(5,490)	(5,770)	(6,719)	(6,745)
Accelerated depreciation	(151)	(49)	—	—	—	—	—
Lease termination charges	—	(66)	—	—	—	—	—
Purchase accounting amortization	(121)	(85)	(50)	(50)	(50)	(61)	(64)
Restructuring and other related charges	(723)	176	—	—	—	—	—
Non-GAAP Operating expenses	$64,236	$63,427	$67,078	$70,018	$71,129	$73,189	72,493

GAAP Operating income	$35,949	$30,836	$37,842	$35,497	$37,761	$37,858	40,614
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387	7,430
Accelerated depreciation	371	90	—	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61	64
Restructuring and other related charges	723	(176)	—	—	—	—	—
Non-GAAP Operating income	$42,413	$37,992	$43,935	$41,732	$44,116	$45,306	48,108
Non-GAAP Operating income %	20.9%	19.6%	20.7%	20.0%	20.4%	21.0%	20.8%

GAAP Income before income taxes	$35,463	$31,195	$38,028	$36,453	$38,781	$37,173	38,596
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387	7,430
Accelerated depreciation	371	90	—	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61	64
Restructuring and other related charges	723	(176)	—	—	—	—	—
Non-GAAP Income before income taxes	$41,927	$38,351	$44,121	$42,688	$45,136	$44,621	46,090

GAAP Income tax expense	$8,510	$8,057	$3,645	$8,510	$10,109	$9,752	8,212
Income tax effect of above items	1,889	2,072	1,799	1,738	1,800	2,250	2,204
Income tax effect of unusual tax items	935	226	5,621	650	273	74	2,028
Non-GAAP Income tax expense	$11,334	$10,355	$11,065	$10,898	$12,182	$12,076	12,444
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.0%	25.1%	25.5%	27.0%	27.1%	27.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q114	Q214	Q314	Q414	Q115	Q215	Q315
GAAP Net income	$26,953	$23,138	$34,383	$27,943	$28,672	$27,421	$30,384
Stock-based compensation	4,987	5,965	6,043	6,185	6,305	7,387	7,430
Accelerated depreciation	371	90	—	—	—	—	—
Lease termination charges	262	1,192	—	—	—	—	—
Purchase accounting amortization	121	85	50	50	50	61	64
Restructuring and other related charges	723	(176)	—	—	—	—	—
Income tax effect of above items	(1,889)	(2,072)	(1,799)	(1,738)	(1,800)	(2,250)	(2,204)
Income tax effect of unusual tax items	(935)	(226)	(5,621)	(650)	(273)	(74)	(2,028)
Non-GAAP Net income	$30,593	$27,996	$33,056	$31,790	$32,954	$32,545	$33,646

GAAP Diluted earnings per common share	$0.62	$0.53	$0.80	$0.65	$0.68	$0.65	$0.71
Stock-based compensation	0.11	0.14	0.14	0.14	0.15	0.17	0.18
Accelerated depreciation	0.01	—	—	—	—	—	—
Lease termination charges	0.01	0.02	—	—	—	—	—
Restructuring and other related charges	0.02	—	—	—	—	—	—
Income tax effect	(0.07)	(0.05)	(0.18)	(0.05)	(0.05)	(0.05)	(0.10)
Non-GAAP Diluted earnings per common share	$0.70	$0.64	$0.76	$0.74	$0.78	$0.77	$0.79

Shares used in diluted earnings per common share calculation	43,650	43,597	43,228	42,697	42,466	42,505	42,700

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$151,183	$139,945	$146,636	$150,501	$152,353	$156,680	$161,591
Consumer	51,635	54,035	66,103	58,569	64,309	59,125	70,190
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662	$215,805	$231,781
Net revenues by geographic area from unaffiliated customers:
Domestic	$121,318	$115,795	$113,042	$125,123	$124,467	$123,697	$123,092
International	81,500	78,185	99,697	83,947	92,195	92,108	108,689
Total net revenues	$202,818	$193,980	$212,739	$209,070	$216,662	$215,805	$231,781

Balance Sheet accounts and metrics:
Accounts receivable, net	$120,903	$123,748	$133,379	$138,301	$150,765	$140,427	$157,322
Days sales outstanding (DSO)	54	57	56	60	63	59	61
Inventory, net	$65,314	$69,150	$66,569	$57,132	$60,968	$63,551	$57,724
Inventory turns	6.0	5.5	6.2	6.9	6.7	6.2	7.8